UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2024

Finnovate Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41012	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Franklin Street

Suite 1702

Boston, MA 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 424-253-0908

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	FNVTU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	FNVT	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	FNVTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As of November 29, 2024, Finnovate Acquisition Corporation (the “Company”) had deposited $43,320 (including $55.40 of applicable interest) into the Company’s trust account. As previously disclosed, the Company will deposit $43,264.60 per month into the trust account, which equates to approximately $0.05 per remaining public share that was not redeemed in connection with its extension, for each calendar month (commencing on November 8, 2024 and ending on the 7th day of each subsequent month) until May 8, 2025, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $259,588 plus any applicable interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finnovate Acquisition Corp.

Date: December 2, 2024	By:	/s/ Calvin Kung
	Name:	Calvin Kung
	Title:	Chief Executive Officer